Exhibit 15.1

April 27, 2022

The Board of Directors and Stockholders of Northrop Grumman Corporation

Northrop Grumman Corporation

2980 Fairview Park Drive

Falls Church, Virginia 22042

We are aware that our report dated April 27, 2022, on our review of interim financial information of Northrop Grumman Corporation and subsidiaries appearing in Northrop Grumman Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, is incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia